CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WARREN RESOURCES, INC

                     Adopted Pursuant to Section 805 of the
                         Business Corporation Law of the
                                State of New York


     We, Norman Swanton, President, and Dominick D'Alleva, Secretary, of Warren Resources Inc., a corporation existing under the laws of the State of New York, do hereby certify as follows:

     FIRST: The name of the Corporation is Warren Resources, Inc.

     SECOND: The Certificate of Incorporation was filed in the office of the Department of State of the State of New York on June 12, 1990, as amended on November 15, 1990 and November 20, 1992

     THIRD: The text of the Certificate of Incorporation is being amended as follows:

     (a)  To  increase  the   aggregate   number  of  shares  from  ten  million
(10,000,000) at .001 par value to twenty million (20,000,000) at .001 par value. To effect the foregoing, Article FOURTH is amended to read as follows:

     The aggregate number of shares which the corporation shall have the authority to issue is twenty million (20,000,000) shares, and the par value of each of such shares is one-tenth of one cent ($.001).

     (b) There will be no impact on the 4,927,797 shares of the $.001 par value Common Stock issued and outstanding as a result of this change.

     FOURTH: That such amendment has been duly adopted in accordance with the provisions of the Business Corporation Law of the State of New York by the board of directors and a majority of the holders of the outstanding stock entitled to vote thereon.


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     IN WITNESS  WHEREOF,  this  certificate has been subscribed this 3rd day of
September, 1996 by the undersigned who affirm that the statements made herein are true pursuant to the penalties of perjury.

                                                /s/ Norman F. Swanton
                                                -------------------------------
                                                Norman F. Swanton, President


                                                /s/ Dominick D'Alleva
                                                -------------------------------
                                                Dominick D'Alleva, Secretary


















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